EXHIBIT 5.1 March 30, 2007
Re:	Registration Statement on Form S-3 of Central Vermont Public Service Corporation (the "Company")

Ladies and Gentlemen:

            I am General Counsel to the Company, a corporation organized and existing under the laws of the State of Vermont, and in that capacity, I have been requested to provide this opinion with respect to Common Stock of the Company, $6.00 par value per share (the "Common Stock"), issuable in connection with its registration statement on Form S-3 ("Registration Statement") dated the date hereof with respect to the registration under the Securities Act of 1933, as amended, of 500,000 shares of Common Stock of the Company to be issued under the Central Vermont Public Service Corporation Dividend Reinvestment and Common Stock Purchase Plan (the "Plan").

            I have examined originals or copies, certified or otherwise identified to my satisfaction, of such public corporate records, certificates, instruments and other documents and have considered such questions of law as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

            Based upon the foregoing, I am of the opinion that the 500,000 shares of Common Stock to which the above-mentioned Registration Statement relates, will, when the Registration Statement becomes effective, when the Company has received the consideration to be received for the shares of Common Stock to be issued pursuant to the Plan and when the shares of Common Stock to be issued pursuant to the Plan have been issued by the Company as provided under the Plan, be legally issued, fully paid and non-assessable shares.

            This opinion is limited to the laws of the State of Vermont.

            This opinion is addressed to you solely in connection with the matters referred to herein and is not to be relied upon by any other person, except the New York Stock Exchange and Securities and Exchange Commission, or for any other purpose.

            I hereby consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement and any amendment thereto, and the Prospectus relating thereto.

Very truly yours, /s/ Dale A. Rocheleau Dale A. Rocheleau Senior Vice President for Legal and Public Affairs, and Corporate Secretary